SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 15, 2008

Integrated Silicon Solution, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-23084	77-0199971
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1940 Zanker Road

San Jose, California

95112

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (408) 969-6600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 15, 2008, the Board of Directors (the “Board”) of Integrated Silicon Solution Inc., a Delaware corporation (the “Company”), increased the number of authorized members of the Board from eight to nine members. On such date, upon the recommendation of the Nominating Committee of the Board, the Board appointed Scott D. Howarth, the Company’s President and Chief Executive Officer, to fill the vacancy on the Board created by the increase from eight to nine authorized members. Mr. Howarth was not named to serve on any committees of the Board.

The terms of Mr. Howarth’s employment with the Company did not change in connection with his appointment to the Board. Mr. Howarth does not have an employment contract with the Company to serve for any specific term. He signed an offer letter with the Company in January 2006, which was described in the Company’s Current Report on Form 8-K dated January 9, 2006. Other than his compensation arrangements with the Company, Mr. Howarth is not a party to any “related party” transaction with the Company as described in Item 404(a) of Regulation SK. There are no family relationships among Mr. Howarth and any directors or other executive officers of the Company.

There was no arrangement or understanding between Mr. Howarth and any other person pursuant to which he as selected as a director.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED SILICON SOLUTION, INC.

Date: October 17, 2008	/s/ JOHN M. COBB
John M. Cobb
Vice President and Chief Financial Officer